EXHIBIT 5.
                                   ----------

                              OPINION RE:  LEGALITY




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                              RONALD N. VANCE, P.C.
                                 ATTORNEY AT LAW
                                57 West 200 South
                                    Suite 310
                            Salt Lake City, UT  84101

                                  July 12, 2001

Board of Directors
American Absorbents Natural Products, Inc.
907 W. Fifth Street
Suite 203
Austin, TX  78703

     Re:  Registration Statement on Form S-8

Gentlemen:

     I have been retained by American Absorbents Natural Products, Inc., a Utah corporation (the "Company") in connection with the registration statement (the "Registration Statement") on Form S-8 to be filed by the Company with the Securities and Exchange Commission relating to the securities of the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued to Mr. Bradfield on the terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

     In  connection  with  this  request,  I  have  examined  the  following:

          1.   Articles of Incorporation of the Company, and amendments thereto;
          2.   Bylaws  of  the  Company;
          3. Unanimous consent resolutions of the Company's board of directors;
          4.   The  Registration  Statement;  and
          5.   The  Consulting  Agreement  with  Mr.  Bradfield

     I have examined such other corporate records and documents and have made such other examinations as I have deemed relevant.

     Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement, when issued to Mr. Bradfield pursuant to the terms of the registration statement, will be validly issued, fully paid, and nonassessable under corporate laws of the state of Utah.

     This opinion is limited in scope to the shares to be issued pursuant to the Registration Statement and does not cover subsequent resales of shares to be made in the future.

     Further, I consent to this opinion being included in the Registration Statement and to my name being included in the Registration Statement as having rendered the foregoing opinion.


                                        Sincerely,
                                          /s/Ronald  N.  Vance
                                        -------------------------------------
                                        Ronald  N.  Vance


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